UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 6, 2025
Arbor Realty Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Maryland
(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900	11553
Uniondale, NY	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(516) 506-4200
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable, par value $0.01 per share	ABR-PF	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 6, 2025, the Board of Directors (the “Board”) of Arbor Realty Trust, Inc. (the “Company”) increased the size of the Board from nine (9) to ten (10) members. In connection therewith, the Board appointed George James Tsunis as a Class I director in order to fill the newly created vacancy, effective as of March 6, 2025.
Mr. Tsunis previously served as a Class II director of the Company from August 2016 until his resignation in April 2022, which was in connection with his appointment as Ambassador to Greece for the United States of America. There was no arrangement or understanding between Mr. Tsunis and any other person pursuant to which Mr. Tsunis was appointed as a director. Mr. Tsunis was appointed to serve on the Corporate Governance and Compensation Committees.
Mr. Tsunis's compensation will be based on the compensation program described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 18, 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: March 6, 2025